UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

SHUAA PARTNERS ACQUISITION CORP I
(Exact name of registrant as specified in its charter)

Cayman Islands	001-41311	98-1627500
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

190 Elgin Avenue
George Town, Grand Cayman, Cayman Islands	KY1-9008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +971 4 365 1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value per share, and one-half of one redeemable warrant	SHUAU	The Nasdaq Stock Market LLC
Class A ordinary shares included as part of the units	SHUA	The Nasdaq Stock Market LLC
Redeemable warrants included as part of the units	SHUAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events.

As previously disclosed on a Current Report on Form 8-K filed March 4, 2022 (the “Current Report”), SHUAA Partners Acquisition Corp I (the “Company”) consummated an initial public offering (the “IPO”) of 10,000,000 units (the “Units”), consisting of one Class A ordinary share, $0.0001 par value per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant (the “Warrants”), with each whole Warrant entitling the holder thereof to purchase one Class A Ordinary Share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $100,000,000. The Company granted the underwriters in the IPO an option to purchase up to 1,500,000 additional Units for a period of 45 days from the date of the Underwriting Agreement (the “Option”).

As previously disclosed in the Current Report, simultaneously with the consummation of the IPO and the issuance and sale of the Units, the Company consummated private placements of an aggregate of 7,250,000 private placement warrants (the “IPO Private Placement”), each exercisable to purchase one Class A Ordinary Share at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant (the “Private Placement Warrants”), of which (i) 6,750,000 Private Placement Warrants were purchased by SHUAA SPAC Sponsor I LLC (the “Sponsor”), (ii) 460,000 Private Placement Warrants were purchased by BTIG, LLC (“BTIG”) and (iii) 40,000 Private Placement Warrants were purchased by I-Bankers Securities, Inc. (“IBS”), generating total proceeds of $7,250,000.

Subsequently, on March 7, 2022, the underwriters partially exercised the Option, and the closing of the issuance and sale of an additional 865,000 Units (the “Over-Allotment Units”) occurred on March 8, 2022. The underwriters forfeited the balance of the Option. The issuance by the Company of the Over-Allotment Units at a price of $10.00 per unit resulted in total gross proceeds of $8,650,000. On March 8, 2022, simultaneously with the issuance and sale of the Over-Allotment Units, the Company consummated the sale of an additional 389,250 Private Placement Warrants (the “Over-Allotment Private Placement” and, together with the IPO Private Placement, the “Private Placements”), generating gross proceeds of $389,250. The Private Placement Warrants issued in the Over-Allotment Private Placement were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transaction did not involve a public offering.

The net proceeds from the IPO (including the Over-Allotment Units) together with certain of the proceeds from the Private Placements, $111,366,250 in the aggregate, were placed in a trust account established for the benefit of the Company’s public shareholders and the underwriter of the IPO with Continental Stock Transfer & Trust Company acting as trustee. Except for the withdrawal of interest earned on the funds held in the trust account (if any) to pay the Company’s taxes, if any, none of the funds held in trust will be released from the trust account until the earliest of: (i) the completion of the Company’s initial business combination; (ii) the redemption of the Company’s public shares if the Company has not consummated an initial business combination within 15 months from the closing of the IPO (or up to 21 months by board resolution if requested by the Sponsor), subject to applicable law; or (iii) the redemption of the Company’s public shares properly submitted in connection with a shareholder vote to approve an amendment to the Company’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of the Company’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the Company’s initial business combination or to redeem 100% of the Company’s public shares if the Company does not complete its initial business combination within 15 months from the closing of the IPO (or up to 21 months by board resolution if requested by the Sponsor) or (B) with respect to any other provision relating to the rights of holders of the Company’s Class A ordinary shares or pre-initial business combination activity.

An audited balance sheet as of March 4, 2022 reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K. A pro-forma balance sheet as of March 8, 2022 reflecting the exercise of the Option and Over-Allotment Private Placement is included as Exhibit 99.2 to this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Audited Balance Sheet
99.2	Unaudited Pro Forma Balance Sheet as of March 8, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2022	SHUAA PARTNERS ACQUISITION CORP I

	By:	/s/ Fawad Tariq Khan
	Name:	Fawad Tariq Khan
	Title:	Chief Executive Officer